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                                   EXHIBIT 3.3

                              BYLAWS OF REGISTRANT


                    REAL ESTATE INVESTMENT TRUST OF MARYLAND

                    (A Maryland real estate investment trust)

                                     BYLAWS

                          (as adopted October 11, 1995)


                                    ARTICLE I

                               OFFICE AND RECORDS


          SECTION 1. The principal office of the Trust shall be in Los Angeles County, California, or in such other county as the Trustees shall from time to time determine. The Trust may also have offices or places of business at such other places as the Trustees may from time to time designate.

          SECTION 2.  Intentionally Omitted.

          SECTION 3. The original or a certified copy of these Bylaws, including all amendments, shall be kept at the principal office of the Trust and be available during usual business hours for inspection and copying.

          SECTION 4. The Trust shall keep correct and complete books and records of accounts of its transactions, minutes and other records of the proceedings of its Trustees or other actions and of any committees of such Trustees.

          SECTION 5. The Trust shall maintain at its principal office, or at such other office or agency of the Trust as may be specified by the Trustees, the original Share Ledger containing the names and addresses of all Shareholders and the number of Shares held by each Shareholder.



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                                    ARTICLE II

                                    TRUSTEES


          SECTION 1.  The number of Trustees shall be seven (7).

          SECTION 2. Meetings of the Trustees shall be held at the principal office of the Trust or at such other place or places as may be fixed from time to time by the Trustees.

          SECTION 3. Regular meetings of the Trustees shall be held at such times as the Trustees shall determine, but not less frequently than quarterly.

          SECTION 4. Special meetings of the Trustees shall be held whenever called by the Chairman of the Board of Trustees, Vice-Chairman of the Board of Trustees, President or by any two (2) other Trustees, at such time and place as may be designated in the notice of the meeting.

          SECTION 5. At least six (6) days' written notice shall be given of the time and place of any regular or special meeting of the Trustees. If the notice is sent by mail or telegraph, it shall be deemed to have been given when deposited in the mail or with the telegraph office for transmission. Notice of an adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which such adjournment action is taken.

          SECTION 6. A majority of the Trustees in office shall constitute a quorum for the transaction of business. The acts of a majority of the Trustees present at a meeting at which a quorum is present shall be the acts of the Trustees. In lieu of a meeting, the Trustees may take any action which would be lawful if done at a meeting, by having a certificate describing such action signed by the number of Trustees that would be required to vote for such action at a meeting and depositing such certificate in the minute book of the Trust.

          SECTION 7. A Trustee shall be deemed to be over seventy (70) years of age as of December 31 of the year in which the Trustee attains the age of seventy (70) years.



                                   ARTICLE III

                                  SHAREHOLDERS


          SECTION 1. Meetings of the Shareholders shall be held at such place as may be fixed by the Trustees.


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          SECTION 2.  The Annual Meeting of Shareholders for the election of
Trustees shall be held at 2 P.M., Pacific Time, on the second Monday of April in each year, unless, by resolution, the Trustees shall from time to time fix some other hour or date.

          SECTION 3. Written notice setting forth the time, place and purpose of each such Annual Meeting shall be given to each Shareholder of record at least fifteen (15) days (but not more than forty-five (45) days) prior to the date fixed for the meeting. Notice sent by mail shall be deemed given when it is deposited in the mail addressed to the Shareholder at the address appearing on the records of the Trust. Notice of an adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the meeting at which such adjournment action is taken.

          SECTION 4. In the event that all of the Trustees shall resign, die or become incompetent, a special meeting of the Shareholders shall be called with the same requirements as to notice, time, place and record date as herein provided for Annual Meetings to elect Successor Trustees, except that the meeting may be called and nominations of Trustees may be made by any person or persons owning not less than ten percent (10%) of the issued and outstanding Shares of record.

          SECTION 5. The Chairman of the Board of Trustees, if any, or, if he is not present, the Vice-Chairman of the Board of Trustees, if any, or, if he is not present, the President or such other person as may be designated by the Trustees, shall preside and the Secretary shall take the minutes at every meeting of the Shareholders. In the absence of the Secretary, the Trustees shall appoint one of their number, or such other person as they may select, to act as Secretary of the meeting.

          SECTION 6. A majority of the Shares in the Trust present in person or by proxy shall constitute a quorum at a meeting of the Shareholders.

          SECTION 7. Proxies shall be executed in writing and filed with the Secretary or such other officer or office of the Trust as may be designated in the notice of the meeting. No revocation of a proxy, whether by voluntary action, death or incapacity of the shareholder granting it or otherwise, shall be effective until notice thereof has been received by the Trust or one of the Trustees. No proxy shall be valid more than one (1) year after its execution.

          SECTION 8. Shares may be voted at the Annual Meeting or any Special Meeting of the Shareholders as follows:

          (a) Shares in the Trust registered in the name of a corporation may be voted by an officer of the corporation or by a proxy appointed by an officer, unless the Board of Directors of the corporation has, by resolution, appointed a general or special proxy, and notice thereof has been given to the Chairman of the Board of Trustees or the Secretary of the Trust, in which case such other proxy may vote such shares.


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          (b)  Except as otherwise provided by law and as hereinafter provided in the case of certain fiduciaries, shares in the Trust registered in the name of two (2) or more persons jointly, or as tenants in common, or in partnership, may be voted by any one (1) or more of such persons, either in person or by proxy.

          (c) Shares of the Trust registered in the names of executors of an estate, trustees or guardians may be voted by a majority of such fiduciaries, either in person or by proxy.

          SECTION 9. The Trustees may appoint one or more Judges of Election, who need not be Shareholders, to act at meetings of the Shareholders. If a Judge of Election fails to appear or refuses to act at a meeting, the Chairman of the Board of Trustees or other person designated to preside at the meeting of the Shareholders shall appoint a substitute Judge of Election. The Judge of Election shall determine the number of Shares in the Trust as of the applicable record date, the number of Shares represented at the meeting, the existence of a quorum and all questions relating to voting, and shall count the votes and shall determine the results of any voting.

          SECTION 10. For any lawful purpose, including but without being limited thereto the determination of the Shareholders who are entitled to (a) receive notice of and vote at a meeting of the Shareholders; (b) receive payment of a distribution; and (c) participate in the execution of written approvals, the Trustees may fix a record date. If no record date is fixed, the record date for determining the Shareholders who are entitled to receive notice of or to vote at a meeting of the Shareholders shall be the close of business on the 20th day prior to the date of the meeting.



                                   ARTICLE IV

                               OFFICERS AND AGENTS


          SECTION 1. The officers of the Trust shall be a Chairman of the Board, a Vice-Chairman of the Board, a President, a Secretary and a Treasurer/Fiscal Agent. The Trustees may also appoint one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers and such other officers or agents as the Trustees shall determine to be in the best interest of the Trust. Officers shall have the authority and duties prescribed in these Bylaws and such other authority and duties as may be prescribed by the Trustees. One (1) person may hold two (2) or more offices, except for Chairman of the Board, Vice-Chairman of the Board or President.

          SECTION 2. The Trustees may appoint a Chairman of the Board of Trustees who may be one of the Trustees or may be a person who is not currently a Trustee but has previously


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served as Chairman or President of the Trust prior to July 1, 1987.  The
Chairman shall act as chairman and preside at all meetings of the Trustees and the Shareholders and shall have the power to appoint committees of the Trustees and to perform all administrative acts on behalf of the Trustees, except to the extent that the Declaration of Trust specifically requires such acts to be performed by a majority of all the Trustees. The Trustees may appoint a Vice-Chairman of the Board of Trustees who shall have the same qualifications as the Chairman of the Board of Trustees, and in the case of death, resignation, absence or disability of the Chairman of the Board of Trustees, shall perform the duties of the Chairman of the Board of Trustees.

          SECTION 3. Subject only to the power and authority of the Board of Trustees, and to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board of Trustees, the President shall be the principal executive agent of the Trust and as such shall administer the day-to-day business and affairs of the Trust. Except as otherwise directed by the Trustees, he may execute all contracts, leases, deeds, filings, reports and other documents requiring execution by the Trust. in the absence of the Chairman of the Board of Trustees and the Vice-Chairman of the Board of Trustees, he shall preside at all meetings of the Trustees and the Shareholders.

          SECTION 4. Except as otherwise directed by the Trustees, in the case of death, resignation, absence or disability of the President, any Vice Presidents, in order of their seniority, shall perform the duties of the President.

          SECTION 5. The Treasurer shall be the Fiscal Agent of the Trust and shall have or provide for custody of the funds and securities of the Trust which may come into his possession.

          SECTION 6. The Secretary shall keep the minutes of all meetings of the Trustees and the Shareholders in appropriate minute books and shall give all notices on behalf of the Trust, including notice off the meetings of the Trustees and the Shareholders. The Secretary shall keep, or cause to be kept, at the principal executive office of the Trust's transfer agent, a Share Registry or a duplicate Share Registry, showing the names of the Shareholders and their addresses, the number and classes of Shares held by each, the numbers and dates of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. Except as otherwise directed by the Trustees, he shall perform all other customary duties of a Secretary.

          SECTION 7. The Trustees may fix such compensation as they deem appropriate for the services rendered by the officers and agents appointed under the authority of this ARTICLE IV.


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                                    ARTICLE V

                                     SHARES


          SECTION 1. Each Certificate of Beneficial Interest or Share shall state (a) that it represents units of Beneficial Interest in the Trust; (b) the name of the registered owner of the units of Beneficial Interest represented thereby; and (c) the number of Shares or units of Beneficial Interest that the certificate represents.

          SECTION 2. Each share certificate shall be signed by any two (2) officers of the Trust authorized by the Trustees. If any such authorized officer shall cease to be such prior to the issuance of a certificate signed by him, such certificate may, nevertheless, be issued by the Trustees with the same effect as if such officer had not ceased to be such at the date of its issuance.

          SECTION 3. Transfer of Shares may be made on the Share Ledger of the Trust only by the registered owner thereof or by an attorney duly authorized in writing and upon surrender of the Share certificate properly endorsed, which certificate shall be cancelled at the time of transfer. The Trustees may prescribe the requirements for any transfer of Shares other than by an assignment validly executed by the registered owner or his attorney duly authorized as herein provided.

          SECTION 4. The Trustees may appoint a Transfer Agent to be responsible for the maintenance of the Share Registry and the transfer of all Shares or the Trust may act as its own Transfer Agent.

          SECTION 5. The holder of any Share or Certificate of Beneficial Interest shall immediately notify the Trust of any mutilation, loss or destruction thereof. The Trustees shall cause one or more new certificates for the same number of Shares or units in the aggregate to be issued to such Shareholder upon surrender of the mutilated certificate, or in the case of loss or destruction of a certificate, upon satisfactory proof of such loss or destruction of certificate and the deposit of indemnity by way of a bond or otherwise in such form and amount and with such surety as the Trustees may require, to indemnify the Trust against loss or liability by reason of the issuance of such new certificate or certificates.

                                   ARTICLE VI

                                  MISCELLANEOUS


          SECTION 1.  The Fiscal Year of the Trust shall be the calendar year.


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          SECTION 2.  No Trustee, officer, representative or agent of the Trust shall have power/or authority to borrow money in the Trust's behalf, to pledge its credit or to buy, sell or mortgage its real property or securities except within the scope and to the extent of authority expressly delegated by resolution of the Trustees. Authority given by the Trustees for any of the above purposes may be general in scope or limited to specific instances.

          SECTION 3. The Trustees may, by resolution, designate the representative or representatives of the Trust who shall be authorized to act as signatory or signatories on the Trust's bank accounts and shall designate the number of signatures required. Any such signatory may, but need not, be a Trustee.

          SECTION 4. Whenever any written notice is required to be given to the Trustee or the Shareholders, a waiver thereof in writing signed by a person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person either in person or by proxy at a meeting shall constitute a waiver of notice of the meeting unless such person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          SECTION 5. In the event that any provision in these Bylaws shall be construed to be inconsistent with the provisions of the Declaration of Trust, the provisions of the Declaration of Trust shall control.



                                   ARTICLE VII

                                   AMENDMENTS


          SECTION 1. These Bylaws may be amended at any regular or special meeting of the Trustees if notice of the proposed amendment is contained An the notice of meeting. Amendments to these Bylaws may be made by the Trustees with or without a meeting, by written instrument signed by all of the Trustees and lodged among the records of the Trust.


                            CERTIFICATE OF SECRETARY


          I, the undersigned, certify that I am the presently appointed and acting Secretary of Real Estate Investment Trust of Maryland and that the foregoing BYLAWS, consisting of seven (7) pages, are the BYLAWS as adopted unanimous written consent of the Board of Trustees held on October 11, 1995.



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          IN WITNESS WHEREOF, I have hereunto subscribed my name on
____________________.



                              -----------------------------------
                              SECRETARY










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